REGISTRATION  NO.  333-
________________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DISCOVERY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                  Nevada                            98-0507846
     (State of other jurisdiction of             (I.R.S. Employer
      incorporation or organization)            Identification No.)

          One Riverway Drive, Suite 1700              77056
    (Address of Principal Executive Offices)        (Zip Code)

               DISCOVERY ENERGY CORP. 2012 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)
                                    ________

                               Keith J. MCKenzie
                         One Riverway Drive, Suite 1700
                              Houston, Texas 77056
                    (Name and address of agent for service)

                                  713-840-6495
         (Telephone number, including area code, of agent for service)
                                    ________

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer         [ ]      Accelerated filer           [ ]

Non-accelerated filer           [ ]     Smaller reporting company    [X]

                        CALCULATION OF REGISTRATION FEE

     Title of                   Proposed maximum  Proposed maximun
    securities   Amount to be   offering price     aggregate        Amount of
      to be      registered (1)  per share (2)     offering         registration
    registered                                     prive (2)            fee
--------------------------------------------------------------------------------

 Common Stock,    6,000,000         $0.20        $1,200,000.00       $137.52
 $0.001 per         shares

(1) Represents the maximum number of shares that may be distributed pursuant to this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee based on the last reported price of the Registrant's common stock as reported on the OTC Bulletin Board as of July 26, 2012, or $0.20 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(A) PROSPECTUS

     The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the U.S. Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  3.          Incorporation of Documents by Reference.

     The following documents filed by Discovery Energy Corp. (the "Company") with the U.S. Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K (the "Annual Report") for the year ended February 29, 2012 (file no. 000-53520), including all amendments; and

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2012 (file no. 000-53520), including all amendments; and

     (c) All other reports filed by the Company with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report; and

     (d) The description of the Company's common stock, par value $0.001 per share (the "Common Stock"), set forth under the caption "Description of Capital Stock " in the Company's Amendment No. 1 filed on November 28, 2008 to the Company's Registration Statement on Form S-1 filed with the Commission on July 14, 2008, and all amendments and reports filed thereafter for the purpose of updating such description, which description is incorporated by reference into the Company's Form 8-A filed on December 9, 2008.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

ITEM  4.          Description of Securities.

          Not  applicable.

ITEM  5.          Interests of Named Experts and Counsel.

     In an exhibit to this Registration Statement, Randall W. Heinrich is rendering an opinion that the securities being registered are duly and validly issued, fully paid and non-assessable. Mr. Heinrich has served as counsel to the Company for the past several months. The Company expects to issue to Mr. Heinrich during fiscal 2013 shares registered pursuant to this Registration Statement. Although the number of shares that may be issued to him is not now known, the number of shares that may be issued to Mr. Heinrich during fiscal 2013 may have an aggregate fair market value exceeding $50,000, the threshold dollar figure requiring disclosure pursuant to this Item 5.

ITEM  6.          Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, or (b) is found to be not liable pursuant to another particular Section of the NRS, Section 78.138, which absolves a person from liability if it is determined that the person's act or failure to act did not constitute a breach of his or her fiduciary duties, or did not involve intentional misconduct, fraud or a knowing violation of law. With respect to actions or suits by or in the right of the corporation, Section
78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, or is found to be not liable pursuant to Section 78.138. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify the person against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense.

     Section 78.751 of the NRS provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the person is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NRS shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that the person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     The Company's First Amended and Restated Articles of Incorporation permits, and the Company's Bylaws requires, indemnification in accordance with Section
78.7502 of the NRS. The Company's First Amended and Restated Articles of Incorporation limit the personal liability of a director to the corporation or its shareholders to damages for breach of the director's fiduciary duty.

ITEM  7.          Exemption from Registration Claimed.

          Not  applicable.

ITEM  8.          Exhibits.

Exhibit
Number          Exhibit
------          -------

4.1          Discovery  Energy  Corp.  2012  Equity  Incentive  Plan.

5.1          Opinion  of  Randall  W.  Heinrich,  PC

23.1         Consent of MaloneBailey, LLP

23.2         Consent  of  MacKay  LLP

23.3 Consent of Randall W. Heinrich, PC (included in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature page hereto).

ITEM  9.          Undertakings

A.     The  undersigned  registrant  hereby  undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The  Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on August 2, 2012.

                                       DISCOVERY  ENERGY  CORP.
                                       By:     /s/ Keith J. McKenzie
                                           -------------------------
                                       Keith  J.  McKenzie
                                       Chief Executive Officer
                                       Date:  August 2,  2012

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Keith J. McKenzie and Michael D. Dahlke, acting singly or collectively, as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                      /s/ Keith J. McKenzie
                                      ---------------------
                                      Keith J. McKenzie
                                      Director, Chief Executive Officer
                                      (Principal executive officer)
                                      Date August 2, 2012

                                      /s/ Keith D. Spickelmier
                                      ------------------------
                                      Keith D. Spickelmier
                                      Director
                                      Date:   August 2, 2012

                                      /s/ William E. Begley
                                      ---------------------
                                      William E. Begley
                                      Director, Chief Financial Officer
                                      (Principal financial and accounting
                                      officer)
                                      Date:   August 2, 2012

                                 EXHIBITS INDEX

Exhibit                                                            Sequential
Number    Description                                              Page  Number
------    -----------                                              ------------

4.1       Discovery  Energy  Corp.  2012  Equity  Incentive  Plan.

5.1       Opinion  of  Randall  W.  Heinrich,  PC

23.1      Consent of MaloneBailey, LLP

23.2      Consent  of  MacKay  LLP

23.3      Consent  of  Randall  W.  Heinrich, PC (included in Exhibit
          5.1 to this  Registration  Statement).

24.1 Power of Attorney (included on the signature page hereto).